Exhibit 23.2



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about November 14, 1996) pertaining to the 1995 Employee Stock Option Plan for RAC Financial Group, Inc., the 1995 Nonemployee Director Stock Option Plan for RAC Financial Group, Inc., the 1995 Employee Stock Purchase Plan for RAC Financial Group, Inc., the Stock Option Agreement for Dan Marino, the Stock Option Agreement for Charles T. Owens, and the Stock Option Agreement for Ralph Stringer, our report dated October 16, 1995, except for Note 17, as to which the date is November 30, 1995 with respect to the consolidated financial statements for the year ended September 30, 1995 included in the Registration Statement (Form S-1 No. 33-96688), filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP
                                                       ---------------------
Dallas, Texas
November 12, 1996


CORPDAL:57928.1  28835-00003

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